Woow

In an age of privacy concerns, WOOW, powered by advanced AI, revolutionizes advertising without tracking or collecting personal data. WOOW also shares ad revenue with users, allowing them to earn money for viewing ads.


WOOW
Social Media
AI
No tracking of users
No data collection
Higher Profits for advertisers

Invest

DEADLINE: March 1, 2024

in 2 months

SHARE PRICE

$5

TOTAL RAISED

$0

VALUATION

$25,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION



"We reject the notion of being subjected to tracking, the relentless collection of personal data, and the reckless auction of our information to the highest bidder. Join us in this mission to have advertising without tracking and data collection. Together, we are the architects of a new era, where privacy defines our path forward."

– Kris

Founder of WOOW

With unwavering dedication, WOOW harnesses the power of advanced AI to lead a revolution in the advertising world. Our mission is to rewrite the narrative, eliminating tracking and data collection from the equation.

But that's not all. Our true purpose goes beyond the ordinary. We stand as a beacon of change, sharing the fruits of ad revenue with our users. It's a simple yet transformative mission – you, as our user, shall be compensated for every ad you view.

PROBLEM


Mind Your Own Business !
BLOCKED !
Gogol
7 attempts to collect:
App Version
Last Name
Device Orientation
Android Advertising ID
GPS Coordinates
Show 29 more
Evel
4 attempts to collect:
OS Build Number
App Version
Unique Identifier
Timezone
Android Advertising ID
Show 11 more

Social media users often grapple with privacy concerns like:

- **Invasive Tracking:** Many consumers feel that online tracking, especially by third-party companies, is invasive and unsettling.
- **Privacy Violations:** The collection and sale of personal data are often perceived as a breach of privacy.
- **Unwanted Targeted Advertising:** Consumers are frustrated by the constant monitoring of their online activities, which results in the bombardment of targeted ads.
- **Data Profiling and Discrimination:** Concerns exist that collected data can lead to discriminatory practices in various aspects of life.
- **Data Brokerage:** The sale of personal data to unknown data brokers raises questions about data security.
- **Cross-Device Tracking:** The tracking of users across multiple devices has raised worries about maintaining online privacy.

In an age when privacy is paramount, people are increasingly averse to being tracked and having their data collected, aggregated, profiled, and sold to the highest bidder.

Advertisers are facing escalating ad prices coupled with lackluster user engagement. In today's rapidly evolving advertising landscape, businesses face a growing challenge: how to connect with consumers who are increasingly ignoring and avoiding traditional marketing messages. "Ad blindness" has become a widespread phenomenon, with consumers describing ads as annoying and intrusive.



SOLUTION

WOOW's Vision for Privacy-Focused Marketing

Over the past two years, the WOOW team has made tremendous efforts to develop an AI-driven marketing approach that addresses these privacy concerns. WOOW's approach is two-fold: it prioritizes the customer's experience while ensuring that users are not tracked and their data is not collected.



WOOW AI at work. Ad utilizing in-house neural networks before reaching the end user without tracking nor collecting data on the user.

WOOW does not track nor collect data on users and does not allow third parties to track users on WOOW Social Media platform.

WOOW is able to generate important analytics for advertisers without collecting data on users.


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This is the Android app – the iOS version is planned to be available in ~2 months.

WOOW created a unique ad- share revenue that works. All users get paid for every ad they watch.

SUCCESS TO DATE

- Proprietary Assertive A.I. Training Completed
- Android launched January 2023
- Web version completed 90%: https://woowsocial.com/
- > 500K downloads with no marketing attributed to our AI
- One of the only few startups accelerated from Oracle

BUSINESS MODEL


B
2
B
B
2
C

We believe that WOOW® INC has a **high growth model** which could **disrupt the multi-billion dollar** online advertising market.

How we generate revenue:

- For companies that launch their own marketing campaigns we take between 10%-30% of a given ad budget.
- For users utilizing their free online store embedded within every user's account, we charge between 4%-10% for every sale.
- For branding ads before our app launches, we charge between $100K-3M based on ad running time and frequency 1 week - 1 month between 1 hour -8 hours loop.

MARKET

- Huge market opportunity
- Reverse engineering impossible
- Breakthrough on scaling
- Highly qualified & experienced leadership team
- Strong partners (Accelerated from Oracle)

Social media platforms collectively rake in over $200 billion annually in advertising revenue. WOOW's goal is to get majority market share in this industry.

AD SPENDING AD SPENDING GROWTH



in billion USD (US$)
300
250
200
150
100
50
0
51.32
73.28
97.50
132.76
180.96
189.55
207.08
219.75
230.01
238.88
247.29
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Total
Social Media Advertising Desktop
Social Media Advertising Mobile

Notes: Data shown is using current exchange rates and reflects market impacts of the Russia-Ukraine war.

Most recent update: Aug 2023

Source: Statista Market Insights

Statista

PRESS

> **LinkedIn**
> Why WOOW AI Marketing is working without tracking users and without collecting data

TEAM



Kris Christopher
Founder / CEO

Among others, expertise in: Data analytics, digital marketing, AI, algorithms, predictive analytics, tap technology, big data, social networks. EU Experience: CEO at “MediaSat” (successful sale 45M), CEO at Production Studio/ Marketing “Icon” (successful sale 3.2M). US Experience: CEO at WOOW, CEO at ACM Marketplace (successful exit).



Irfan Sidique
CTO

Experience: CTO at WOOW, Data Architecture, CTO at “Mitron” (Indian TikTok) from start until it reached 40M users and successful exit, CTO at “AllSecure” App (successful sale).



Joseph Vataj
CFO

Harvard Alumni with Masters in Economics. Serial Entrepreneur with 3 startups and 2 successful exits.



PK Ramani
Advisor

11 years at RCN Corp from 1999 to 2010 (sold to ABRY Partners for $1.2B in 2010) in a senior management role as Senior Vice President.

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Legal	$74,485	6.0%
Marketing	$300,000	24.3%
Servers, Software, & AI	$300,000	24.3%
Employees Payroll - Developers	$500,000	40.5%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Common stock, under registration exemption 4(a)(6), in Woow Inc.. This offering must raise at least $10,000 by March 1, 2024 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Woow may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

5,247,000 shares
× $5 per share

$26,235,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Twitter

UPDATES

Dec 22, 2023 • Primary offering of 247,000 shares at $5

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